                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2005, accompanying the financial statements and schedules of Beijing Med-Pharm Corporation and subsidiary contained in the Registration Statement and Prospectus of Beijing Med-Pharm Corporation and subsidiary on Form S-1/A. We hereby consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."




/s/ Grant Thornton
Hong Kong
May 12, 2005